Exhibit 13

Power of Attorney

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I, a Director, Vice President, Secretary and Managing Assistant General Counsel of Transamerica Advisors Life Insurance Company of New York, a New York corporation, do hereby appoint Richard Wirth my true and lawful attorney-in-fact, for me and in my name, place and stead to execute and file any instrument or document to be filed as part of or in connection with or in any way related to the Registration Statements and any and all amendments thereto, filed by said Company under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, in connection with the registration of the variable contracts and modified guaranteed annuities listed below, and to have full power and authority to do or cause to be done in my name, place and stead each and every act and thing necessary to appropriate in order to effectuate the same, as fully to all intents and purposes I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, may do or cause to be done by virtue hereof.

Registrant	Product Name	SEC 1933 File Number
ML of New York Variable Annuity Separate Account	Portfolio Plus – Pre 86	033-40858
ML of New York Variable Annuity Separate Account	Portfolio Plus – Post 86	033-40911
ML of New York Variable Annuity Separate Account A	Merrill Lynch Investor Choice AnnuitySM (Investor Series)	333-119611
ML of New York Variable Annuity Separate Account A	Merrill Lynch Retirement Power®	333-34894
ML of New York Variable Annuity Separate Account A	Merrill Lynch Retirement Optimizer®	333-69220
ML of New York Variable Annuity Separate Account A	Merrill Lynch Retirement PlusSM	333-43654
ML of New York Variable Annuity Separate Account B	Merrill Lynch Retirement PlusSM	033-45380
ML of New York Variable Annuity Separate Account C	Merrill Lynch Consults Annuity®	333-90430
ML of New York Variable Annuity Separate Account D	Merrill Lynch Investor Choice AnnuitySM (IRA Series)	333-119797
ML of New York Variable Annuity Separate Account D	Merrill Lynch IRA Annuity®	333-98283

IN WITNESS WHEREOF, I have hereunto set my hand this 21st day of March, 2013.

/s/ Darin D. Smith
Darin D. Smith
Director, Vice President, Secretary and Managing Assistant General Counsel